Exhibit 99.2

STRAYER EDUCATION, INC. REVOCABLE PROXY SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•] THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Robert S. Silberman, Viet D. Dinh and Daniel W. Jackson and any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote for the undersigned at the Special Meeting of Stockholders of Strayer Education, Inc. (“Strayer” or the “Corporation”) to be held on [•] at [•] (ET) at 2303 Dulles Station Blvd., Herndon, Virginia 20171, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters: PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held [•]. Our 2018 Special Meeting Proxy Statement is available at: http://www.viewproxy.com/strayereducation/2018SM

Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. Share Issuance Proposal. To approve the issuance of shares of common stock, par value $0.01 per share (“Strayer common stock”), of Strayer in connection with the merger (the “Share Issuance Proposal”). FOR AGAINST ABSTAIN 2. Charter Amendment Proposal. To amend and restate the Strayer charter (the “Charter Amendment Proposal”) to provide for certain changes as shown in Annex B to the joint proxy statement/prospectus, including changing Strayer’s corporate name from “Strayer Education, Inc.” to “Strategic Education, Inc.” and increasing the number of shares of Strayer common stock that Strayer is authorized to issue under the Strayer charter to 32,000,000. FOR AGAINST ABSTAIN 3. Adjournment Proposal. To approve the adjournment of the Strayer special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Share Issuance Proposal and/or the Charter Amendment Proposal if there are insufficient votes at the time of such adjournment to approve such proposals. FOR AGAINST ABSTAIN This section must be completed for your vote to be counted. – Date and Sign Below. Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meeting PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY INSTRUCTIONS Please have your 11-digit control number ready when submitting your proxy by Internet or Telephone MAIL Submit Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Submit Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the instructions to submit your proxy. INTERNET Submit Your Proxy on the Internet: Go to www.AALvote.com/STRASM Have your proxy card available when you access the above website. Follow the prompts to submit your proxy.